PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2068


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $200,000,000        Original Issue Date:    January 9, 2001

CUSIP Number:      59018Y DH1          Stated Maturity Date:   February 5, 2002

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[X]  Regular Floating Rate Note        [X]  Actual/360

[ ]  Inverse Floating Rate Note        [ ]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual

Interest Rate Basis:
--------------------
[ ]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate
   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:      0
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:       Fed Funds Effective  Minimum Interest Rate: Not Applicable

Spread:               0.1650%              Maximum Interest Rate: Not Applicable

Initial Interest Rate: TBD                 Spread Multiplier:     Not Applicable

Interest Reset Dates:      Daily commencing January 9, 2001, subject to
                           following business day convention.

Interest Payment Dates:    Quarterly, on the 5th of April, July, October,
                           January and at maturity (for the final one month period) commencing April 5, 2001, subject to following business day convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.


Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     January 4, 2001